Exhibit 20.2
Page 1 of 3

                   Navistar Financial 1994 - C Owner Trust
                           For the Month of November
                    Distribution Date of December 22, 1997
                           Servicer Certificate #36

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $56,533,530.58
Beginning Pool Factor                                           0.1794545

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,701,321.90
     Interest Collected                                       $435,243.90

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $14,230.76
Total Additional Deposits                                      $14,230.76

Repos / Chargeoffs                                             $31,000.14
Aggregate Number of Notes Charged Off                                  33

Total Available Funds                                       $4,086,313.49

Ending Pool Balance                                        $52,865,691.61
Ending Pool Factor                                              0.1678117

Servicing Fee                                                  $47,111.28

Repayment of Servicer Advances                                 $64,483.07

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,640,929.99
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($29,653.61)
     Ending Balance                                         $6,611,276.38

Current Weighted Average APR:                                       9.446%
Current Weighted Average Remaining Term (months):                   19.10

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days              $690,495.42       457
                                31 - 60 days             $215,098.77       101
                                60+  days                $197,814.88        37

     Total:                                            $1,103,409.07       474

     Balances:                  60+  days                $829,465.87        37

Memo Item - Reserve Account
     Prior Month                                       $6,615,628.35
+    Invest. Income                                       $29,653.61
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account             ($4,351.97)
     Beginning Balance                                 $6,640,929.99

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  November

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $56,533,530.58
Ending Pool Balance                             $52,865,691.61

Collected Principal                              $3,636,838.83
Collected Interest                                 $435,243.90
Charge - Offs                                       $31,000.14
Liquidation Proceeds / Recoveries                   $14,230.76
Servicing                                           $47,111.28
Cash Transfer from Reserve Account                   $4,351.97
Total Collections Avail for Debt Service         $4,043,554.18

Beginning Balance                               $56,220,507.41               $0.00     $52,573,209.29      $3,647,298.12

Interest Due                                       $375,715.21               $0.00        $350,488.06         $25,227.15
Interest Paid                                      $375,715.21               $0.00        $350,488.06         $25,227.15
Principal Due                                    $3,667,838.97               $0.00      $3,539,464.61        $128,374.36
Principal Paid                                   $3,667,838.97               $0.00      $3,539,464.61        $128,374.36

Ending Balance                                  $52,552,668.44               $0.00     $49,033,744.68      $3,518,923.76
Note / Certificate Pool Factor                                              0.0000             0.5055             0.3190
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,043,554.18               $0.00      $3,889,952.67        $153,601.51

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,640,929.99
(Release) / Draw                                   ($29,653.61)
Ending Reserve Acct Balance                      $6,611,276.38

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                  1
                                         Jul-97                 Aug-97             Sep-97              Oct-97              Nov-97

Beginning Pool Balance                  $77,953,304.94        $73,190,495.38    $67,800,397.54    $61,603,611.48    $56,533,530.58

A)   Loss Trigger:
Principal of Contracts Charged Off         $164,471.73           $121,813.12             $0.00       $125,684.92        $31,000.14
Recoveries                                   $5,720.25            $60,762.65       $328,951.97       $188,686.61        $14,230.76

Total Charged Off (Months 5, 4, 3)         $286,284.85
Total Recoveries (Months 3, 2, 1)          $531,869.34
Net Loss / (Recoveries) for 3 Mos         ($245,584.49)(a)

Total Balance (Months 5, 4, 3)         $218,944,197.86 (b)

Loss Ratio Annualized  [(a/b) * (12)]         -1.3460%

Trigger:  Is Ratio > 1.5%                          No
                                                                                   Sep-97              Oct-97              Nov-97

B)   Delinquency Trigger:                                                        $2,310,688.20       $581,085.86       $829,465.87
     Balance delinquency 60+ days                                                     3.40807%          0.94327%          1.46721%
     As % of Beginning Pool Balance                                                   1.82415%          1.75059%          1.93952%
     Three Month Average

Trigger:  Is Average > 2.0%                        No

C)   Noteholders Percent Trigger:              2.0986%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer